Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES THIRD QUARTER FISCAL 2021 RESULTS

— GAAP Net Income Per Diluted Share of $1.29 is Inclusive of $(0.25) Per Diluted Share of Losses Related to Wilsons Leather and G.H. Bass Store Operations —

— On Track to Close All Wilsons Leather and G.H. Bass Stores by January 31, 2021 —

— Ends Third Quarter With Cash and Credit Facility Availability of Approximately $800 Million —

New York, New York – December 8, 2020 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the third quarter of fiscal 2021 ended October 31, 2020.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “Our results reflect a significant sequential improvement in the third quarter as we effectively developed product lines that aligned with the shift in consumer demand towards casual, comfortable and functional clothing. We believe our product assortments for our portfolio of global brands are responsive to today’s market trends as we continue to gain market share.”

Mr. Goldfarb concluded, “We are very fortunate and appreciative to have an experienced and talented global team at G-III that has proactively met the extraordinary challenges presented by the pandemic. We ended the quarter with a strong financial position, with approximately $800 million of cash and availability under our revolving credit facility. We are well positioned to complete the year in line with our expectations.”

Net sales for the third quarter ended October 31, 2020 decreased 26.7% to $826.6 million from $1.13 billion in the same period last year. The Company reported net income for the third quarter of $63.2 million, or $1.29 per diluted share, compared to $95.4 million, or $1.97 per diluted share, in the prior year’s comparable period. Net income per diluted share includes non-cash imputed interest expense related to the note issued to the seller as part of the consideration for the acquisition of Donna Karan International of $1.4 million in this quarter and in the third quarter last year and a $6.5 million write-off in this quarter of deferred financing costs primarily related to the Company’s prior term loan facility which was refinanced in August 2020. The aggregate effect of these charges was equal to $0.11 per diluted share in the third quarter of this year and $0.02 per diluted share in the third quarter of fiscal 2020.

As previously announced, the Company is restructuring its retail operations segment, which includes permanently closing 110 Wilsons Leather and 89 G.H. Bass stores. Net sales for the third quarter ended October 31, 2020 for the Wilsons Leather and G.H. Bass stores’ portion of our retail operations segment were $38.2 million compared to $59.8 million in the same period last year. The Company remains on track to complete the closing of these stores by the end of fiscal 2021.

Included in the Company’s results for the quarter are net losses from the Wilsons Leather and G.H. Bass store operations of $12.0 million, or $(0.25) per diluted share, compared to $4.1 million, or $(0.08) per diluted share, in the prior year’s comparable period. The results for each period reflect direct store operations including impairment charges, but do not include any allocated corporate overhead charges, shared administrative expenses or shared distribution expenses. The results for the current period also include the impact of the pandemic and the liquidation of the Wilsons Leather and G.H. Bass stores. These operating results for Wilsons Leather and G.H. Bass are presented solely to provide the historical operating results of the portion of the Company’s retail operations segment that is being restructured and are not intended to be used to develop expectations for future results of the Company or to indicate any future level of profitability of the Company.

Outlook

The Company expects net sales to decline approximately 30% in the fourth quarter of its fiscal year compared to the same period last year. As the developments associated with the COVID-19 pandemic continue to be fluid and there is significant uncertainty related to its impact, the Company is not currently providing any additional guidance.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G.H. Bass, Eliza J, Jessica Howard, Andrew Marc and Marc New York. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through its team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League and over 150 U.S. colleges and universities. Through its retail subsidiaries, G-III operates retail stores under the DKNY, Wilsons Leather, G.H. Bass, Vilebrequin, Karl Lagerfeld Paris and Calvin Klein Performance names. Subsequent to completion of the restructuring of its retail operations segment, G-III will, through two of its wholly-owned subsidiaries, continue to operate stores under the DKNY and Karl Lagerfeld Paris names. G-III, through wholly owned foreign subsidiaries, will also continue to operate stores under the Vilebrequin name.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; restructuring plans; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks related to the COVID-19 outbreak, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks associated with the restructuring of our retail operations segment, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

	(Unaudited)

Net sales	$826,561	$1,128,403	$1,528,904	$2,405,847
Cost of goods sold	528,806	729,384	972,055	1,538,995
Gross profit	297,755	399,019	556,849	866,852

Selling, general and administrative expenses	177,625	246,580	454,347	644,887
Depreciation and amortization	10,187	9,701	29,745	28,963
Asset impairments, net of loss (gain) on lease modifications	(117)	(124)	17,372	(2,346)
Operating profit	110,060	142,862	55,385	195,348

Other income (loss)	225	677	112	(722)
Interest and financing charges, net	(18,681)	(12,518)	(38,237)	(33,623)
Income before income taxes	91,604	131,021	17,260	161,003

Income tax expense	28,430	35,634	8,357	42,454
Net income	$63,174	$95,387	$8,903	$118,549

Net income per common share:
Basic	$1.31	$2.00	$0.18	$2.45
Diluted	$1.29	$1.97	$0.18	$2.42

Weighted average shares outstanding:
Basic	48,359	47,768	48,201	48,333
Diluted	48,809	48,356	48,589	49,056

Selected Balance Sheet Data (in thousands):	At October 31,
	2020	2019

	(Unaudited)

Cash and cash equivalents	$149,745	$55,801
Working capital	889,722	972,484
Inventories	461,769	650,633
Total assets	2,469,416	2,928,607
Long-term debt	508,411	675,396
Operating lease liabilities	223,537	326,860
Total stockholders' equity	1,310,267	1,260,302

SELECT STATEMENT OF OPERATIONS DATA OF WILSONS LEATHER AND G.H. BASS STORES

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2020	2019	2020	2019

	(Unaudited)

Net sales	$38,175	$59,848	$77,135	$166,032

Operating loss (1)	(17,408)	(5,588)	(73,774)	(24,436)

Operating loss before income taxes	(17,408)	(5,588)	(73,774)	(24,436)

Operating loss, net of taxes	$(12,005)	$(4,068)	$(38,054)	$(17,993)

Operating loss per common share:
Basic	$(0.25)	$(0.09)	$(0.79)	$(0.37)
Diluted	$(0.25)	$(0.08)	$(0.78)	$(0.37)

The table above reflects the four wall operations of Wilsons Leather and G.H. Bass stores, which are included in the condensed consolidated operating results of the Company. As part of our retail restructuring, we are in the process of closing all of these stores. The operations of these stores currently consist of liquidation sales that we anticipate will be completed by January 31, 2021. The results for this portion of our retail segment include impairment charges, but do not include any allocated corporate overhead charges, shared administrative expenses or shared distribution center expenses. Corporate overhead charges, shared administrative expenses and shared distribution center expenses have been excluded as these expenses will continue to be incurred by the Company notwithstanding the restructuring of its retail operations segment. The Company continues to evaluate to what extent these expenses might be able to be reduced upon the completion of the restructuring. No interest expense has been allocated in calculating these operating results. The tax rate used assumes the same overall effective rate that is reflected in the Company’s condensed consolidated financial statements. The table above also reflects the results of operations of the Company’s four Calvin Klein Performance stores that are being closed as part of the retail restructuring. The operating results of the four Calvin Klein Performance stores are also included in the condensed consolidated operating results of the Company.

(1)	Includes $(0.1) million, $16.9 million, and $(2.3) million of impairment charges, net of gains on lease modifications, recorded during the quarter ended October 31, 2019, and the nine month periods ended October 31, 2020 and 2019, respectively.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

VP of Investor Relations and Treasurer

(646) 473-5228

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646) 277-1235